Exhibit 10.2

UNOFFICIAL TRANSLATION

AMENDMENT N°1 TO THE TRANSFER OF RECEIVABLES AGREEMENT
N° 7783-7784-7785

BETWEEN

ESSEX NEXANS EUROPE (prior ALTENSYS) SAS with a capital of EUR 40 390 000,RCS Compiègne B 440 088 110 , having its registered office at Compiègne rue Jean Monnet, l’Européen — Parc Tertiaire de la Croix (60200)

AND

ESSEX NEXANS (prior ESSEX WINDING WIRES) with a capital of EUR 14 000 000, RCS Compiègne 444 384 549, having its registered office at Compiègne rue Jean Monnet, l’Européen-Parc Tertiaire de la Croix (60200)

Hereinafter referred to as Member A;

ESSEX NEXANS L+K (prior LACROIX+KRESS WINDING WIRES) GmbH registered office at Engterstrasse 34, 49565 Bramsche, Germany, registered in section B of the trade register of the local court in Osnabrük with registration number 21732 with a nominal capital of 25.000 Euros

Hereinafter referred to as Member B;

The company and the Members A and B are collectively referred to as “Members” or individually “ the Member”.

AND “Compagnie Générale d’Affacturage” with a capital of 14.400.000 Euros, registered office at RCS Bobigny B 702 016 312, with registered office at St Denis (93200) 3 rue Francis de Pressensé,

Hereinafter referred to as CGA;

WHEREAS

The parties agree by mutual agreement to remove the Member C ESSEX INTERNATIONAL LIMITED (that became ESSEX NEXANS UK) from the agreement for the transfer of receivables, registered office at Ellis Ashton Park, Liverpool, L36 6BW, England, registration N° 03512877

THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1 FINANCING OF RECEIVABLES

The article 7.1 of the agreement is amended by adding the following provision:

1.1.        Temporary overspending of maximum outstanding financing authorised from 11 July 2006 to 31 May 2007;

CGA will provide a range of financing services within a limit of supplemental financing of 20.000.000 Euros (twenty millions EUR), and that supplemental limit expired as of 31 May 2007; this limit of maximum outstanding financing will be brought temporarily up to  55.000.000 EUR (fifty five millions EUR).

During the period of validity, this maximum outstanding financing will be shared out among the Members as follows:

-                    Member A — ESSEX NEXANS: 50 M EUROS

-                    Member B — ESSEX NEXANS L+K: 5M Eur

The Company may amend at any time and in writing that sharing out without prior notice, within the limit of the global amount of 55.000.000 EUR.

1.2.        Cancellation of Temporary overspending prior 31 May 2007

Any party may terminate the temporary agreement by registered letter with acknowledgement of receipt upon two months prior notice.

If beyond this period, overspending of maximum outstanding financing still remains, the Member will then be entitled to:

-                    either reimburse directly to CGA by transfer

-                    or reimburse via payments collected par CGA received directly from debtors.

1.3. End of the temporary overspending

As from 1st June 2007, the maximum outstanding financing will be reduced to 35 000 000 M (thirty five millions EUR)

If at the date of 1st June 2007, overspending of maximum outstanding financing still remains, the Member will then be entitled to either

-                    either reimburse directly to CGA by transfer

-                    or reimburse via payments collected par CGA received directly from debtors.

ARTICLE 2 FINANCING RETENTION

Article 8 1st paragraph of agreement for the transfer of receivables is modified as follows:

The retention corresponds to the 12% of the amount of outstanding of the receivables subject to financing.

Article 8 4th paragraph 1 of agreement for the transfer of receivables is modified as follows:

This retention can be increased up to 22% in case of breach of one of the events as defined under article 8 of Agreement for transfer of receivables if not remedied by any defaulting party within three business days. This retention can be decreased to 12% if the defaulting party remedies to the breach.

Any other provision of article 8 remains valid.

ARTICLE 3 REMUNERATION OF CGA

3.1. Service commission

Article 10.1 of the Agreement is modified as follows:

In compensation of supplemental outstanding financing as per Article 1 of the present Amendment, CGA will receive monthly a supplemental service commission equal to 2500 Euro.

This amount is due and payable at the beginning of each month. This supplemental service commission will be paid during the period of validity of outstanding financing.

The Members or the Company acting on behalf of the Members will communicate to CGA the sharing out of this service commission.

3.2. Financing commission

Article 10.2. of the agreement is modified as follows:

CGA will receive on a monthly basis, in arrears, a service commission (excluding tax) calculated at CGA’s rate plus 0,47% per annum, calculated on the outstanding financed up to 35 000 000 EUR and payable upon receipt by each Member.

Regarding outstanding financed beyond 35 000 000 Euro, CGA receives on a monthly basis, in arrears a financing commission, calculated at CGA’s rate plus 0,67 % per annum and payable upon receipt by each Member.

The financing commission is calculated prorata temporis on the withdrawals debited from the current account on the day of such withdrawal until the effective collection by CGA of payments or reimbursements received, or to the date of exercise of CGA’s right or recourse as contemplated under Article 8.

The rate is defined as a rate obtained, for each calendar month, from the arithmetic average of the EONIA for the period from the last working day of the previous month up to the last but one working day of the current month.

EONIA: European Overnight Index Average notified daily by the Central European Bank.

ARTICLE 4 EFFECTIVENESS OF THE AMENDMENT

The other terms and conditions remain unchanged.

The amendment takes effect on 11 Th of July 2006

Done in five originals, at La Plaine St Denis, on 11 Th of July 2006.

The English translation of this contract has been provided for information purposes only, the French version will be the only version binding on the Parties.

COMPANY	GUARANTEE	CGA

MEMBER A	MEMBER B